UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Willbros Group, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EXPLANATORY NOTE

This Form DEFR14A is filed solely to correct the record date in the Notice of Annual Meeting of Stockholders from April 6, 2010 to April 6, 2011.

WILLBROS GROUP, INC.
Five Post Oak Park
4400 Post Oak Parkway
Suite 1000
Houston, Texas 77027
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 23, 2011
To the Stockholders of
WILLBROS GROUP, INC.:
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Willbros Group, Inc., a Delaware corporation (the “Company”), will be held at the Junior League of Houston, 1811 Briar Oaks Lane, Houston, Texas 77027, on May 23, 2011, at 9:00 a.m., local time, for the following purposes:
1.	To elect three Class III directors for three-year terms;

2.	To conduct an advisory vote on executive compensation;

3.	To conduct an advisory vote on the frequency of holding future advisory votes on executive compensation; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.
     Stockholders of record at the close of business on April 6, 2011, the record date for the 2011 Annual Meeting, are entitled to notice of, and to vote at, the meeting. Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, we hope you will take the time to vote your shares. If you are a stockholder of record, you may vote over the Internet, by telephone or by completing and mailing the enclosed proxy card in the envelope provided. If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

By Order of the Board of Directors,

Lori Pinder
Corporate Secretary

Houston, Texas
April 25, 2011
     Important Notice Regarding the Availability of Proxy Materials for the 2011 Annual Meeting of Stockholders to be Held on May 23, 2011:
     Stockholders may view this proxy statement, our form of proxy and our 2010 Annual Report to Stockholders over the Internet by accessing our website at http://www.willbros.com.